                                                              EXHIBIT (e)(1)(ix)

                           DELAWARE POOLED TRUST, INC.
                      THE SMALL-CAP GROWTH EQUITY PORTFOLIO
                             DISTRIBUTION AGREEMENT



         Agreement made as of this 31st day of August, 1998 by and between DELAWARE POOLED TRUST, INC., a Maryland corporation (the "Fund") for The Small-Cap Growth Equity Portfolio (the "Portfolio"), and DELAWARE DISTRIBUTORS, L.P. (the "Distributor"), a Delaware limited partnership.

                                   WITNESSETH

         WHEREAS, the Fund is a series investment company regulated by Federal and State regulatory bodies, and

         WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies and, in connection therewith and acting solely as agent for such investment companies and not as principal, advertising, promoting, offering and selling their securities to the public, and

         WHEREAS, the Fund desires to distribute its Portfolio securities (collectively, the "shares") with the assistance of the Distributor as underwriter,

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Fund hereby engages the Distributor to promote the distribution of Portfolio shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell Portfolio shares to the classes of investors described in the Portfolio's Prospectus, as such may be amended from time to time.

         2. The Distributor agrees to serve as distributor of Portfolio shares and, as agent for the Fund and not as principal, to advertise, promote and use its best efforts to sell Portfolio shares wherever their sale is legal, either through dealers or otherwise, in such manner, not inconsistent with the law and the provisions of this Agreement and the Fund's Registration Statement under the Securities Act of 1933 and the Prospectus contained therein as may be determined by the Fund from time to time. The Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of Portfolio shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of Portfolio shares.

         3.       (a) The Fund agrees to make available for sale by the Fund through the Distributor all or such part of the authorized but unissued Portfolio shares as the Distributor shall require from time to time, all subject to the further provisions of this Agreement, and except with the Distributor's written consent or as provided in Paragraph 3(b) hereof, it will not sell Portfolio shares other than through the efforts of the Distributor.

                  (b) The Fund reserves the right from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for substantially all of the assets of any corporation or trust, or in exchange for shares of any corporation or trust; (3) to pay stock dividends to its shareholders, or to pay dividends in cash or stock at the option of its shareholders, or to sell stock to existing shareholders to the extent of dividends payable from time to time in cash, or to split up or combine its outstanding shares of common stock; (4) to offer shares for cash to its shareholders as a whole, by the use of transferable rights or otherwise, and to sell and issue shares pursuant to such offers; and (5) to act as its own distributor in any jurisdiction where the Distributor is not registered as a broker-dealer.

         4.       The Fund warrants the following:

                  (a) The Fund is, or will be, a properly registered investment company, and any and all Portfolio shares which it will sell through the Distributor are, or will be, properly registered with the Securities and Exchange Commission ("SEC").

                  (b) The provisions of this Agreement do not violate the terms of any instrument by which the Fund is bound, nor do they violate any law or regulation of any body having jurisdiction over the Fund or its property.

         5.       (a) The Fund will supply to the Distributor a conformed copy of the Registration Statement, all amendments thereto, all exhibits, and each Prospectus.

                  (b) The Fund will register or qualify Portfolio shares for sales in such states as is deemed desirable.

                  (c) The Fund, without expense to the Distributor,

                      (1) will give and continue to give such financial
                          statements and other information as may be required by the SEC or the proper public bodies of the states in which the shares may be qualified;

                      (2) from time to time, will furnish the Distributor as
                          soon as reasonably practicable the following information: (a) true copies of its periodic reports to shareholders, and unaudited quarterly balance sheets and income statements for the period from the beginning of the then current fiscal year to such balance sheet dates; and (b) a profit and loss statement and a balance sheet at the end of each fiscal half year accompanied by a copy of the certificate or report thereon of an independent public accountant (who may be the regular accountant for the Fund), provided that in lieu of furnishing at the end of any fiscal half year a statement of profit and loss and a balance sheet certified by an independent public accountant as above required, the Fund may furnish a true copy of its detailed semi-annual report to its shareholders;

                      (3) will promptly advise the Distributor in person or by
                          telephone or telegraph, and promptly confirm such advice in writing, (a) when any amendment or supplement to the Registration Statement becomes effective, (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, and (c) of the issuance by the SEC of any Stop Order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose;

                      (4) if at any time the SEC shall issue any Stop Order
                          suspending the effectiveness of the Registration Statement, will make every reasonable effort to obtain the lifting of such order at the earliest possible moment;

                      (5) will from time to time, use its best efforts to keep a sufficient supply of Portfolio shares authorized, any increases being subject to the approval of shareholders, as may be required;

                      (6) before filing any further amendment to the
                          Registration Statement or to the Prospectus, will furnish the Distributor copies of the proposed amendment and will not, at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus of which the Distributor shall not previously have been advised or to which the Distributor shall reasonably object (based upon the accuracy or completeness thereof) in writing;

                      (7) will continue to make available to its shareholders
                          (and forward copies to the Distributor) such periodic, interim and any other reports as are now, or as hereafter may be, required by the provisions of the Investment Company Act of 1940; and

                      (8) will, for the purpose of computing the offering price
                          of Portfolio shares, advise the Distributor within one hour after the close of the New York Stock Exchange (or as soon as practicable thereafter) on each business day upon which the New York Stock Exchange may be open of the net asset value per share of Portfolio shares of common stock outstanding, determined in accordance with any applicable provisions of law and the provisions of the Articles of Incorporation, as amended, of the Fund as of the close of business on such business day. In the event that prices are to be calculated more than once daily, the Fund will promptly advise the Distributor of the time of each calculation and the price computed at each such time.

         6. The Distributor agrees to submit to the Fund, prior to its use, the form of all sales literature proposed to be generally disseminated by or for the Distributor on behalf of the Fund, all advertisements proposed to be used by the Distributor, and all sales literature or advertisements prepared by or for the Distributor for such dissemination or for use by others in connection with the sale of Portfolio shares. The Distributor also agrees that the Distributor will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. The Distributor agrees not to use or to permit others to use such sales literature or advertisements without the written consent of the Fund if any regulatory agency expresses objection thereto or if the Fund delivers to the Distributor a written objection thereto.

         7. The purchase price of each share sold hereunder shall be the net asset value per share of Portfolio shares outstanding, determined by the Fund in accordance with any applicable provision of law, the provisions of its Articles of Incorporation and the Conduct Rules of the National Association of Securities Dealers, Inc.

         8. The responsibility of the Distributor hereunder shall be limited to the promotion of sales of Portfolio shares. The Distributor shall undertake to promote such sales solely as agent of the Fund, and shall not purchase or sell such shares as principal. Orders for Portfolio shares and payment for such orders shall be directed to the Fund for acceptance or to the Fund's agent, Delaware Service Company, Inc. ("DSC") for acceptance on behalf of the Fund. The Distributor is not empowered to approve orders for sales of Portfolio shares or accept payment for such orders. Sales of Portfolio shares shall be deemed to be made when and where accepted by the Fund or by DSC on behalf of the Fund.

         9. With respect to the apportionment of costs between the Fund and the Distributor of activities with which both are concerned, the following will apply:

                  (a) The Fund and the Distributor will cooperate in preparing the Registration Statements, the Prospectus, and all amendments, supplements and replacements thereto. The Fund will pay all costs incurred in the preparation of the Fund's registration statement, including typesetting, the costs incurred in printing and mailing prospectuses to its own shareholders and fees and expenses of counsel and accountants.

                  (b) The Distributor will pay the costs incurred in printing and mailing copies of prospectuses to prospective investors.

                  (c) The Distributor will pay advertising and promotional
                      expenses, including the costs of literature sent to prospective investors.

                  (d) The Fund will pay the costs and fees incurred in
                      registering Portfolio shares with the various states and with the SEC.

                  (e) The Distributor will pay the costs of any additional
                      copies of the Fund reports and other Fund literature supplied to the Distributor by the Fund for sales promotion purposes.

         10. The Distributor may engage in other business, provided such other business does not interfere with the performance by the Distributor of its obligations under this Agreement. The Distributor may serve as distributor for and promote the distribution of and sell and offer for sale the securities of other investment companies.

         11. The Fund agrees to indemnify, defend and hold harmless from the assets of the Portfolio, the Distributor and each person, if any, who controls the Distributor within the meaning of
                  Section 15 of the Securities Act of 1933, from and against any and all losses, damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject, insofar as the losses, damages or liabilities arise out of the performance of its duties hereunder, except that the Fund shall not be liable for indemnification of the Distributor or any controlling person thereof for any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties hereunder or by reason of their reckless disregard of their obligations and duties under this Agreement.

         12. Copies of financial reports, registration statements and prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at its address shown below during regular business hours, or if sent to that party by registered mail or by prepaid telegram filed with an office or with an agent of Western Union, in all cases within the time or times herein prescribed, addressed to the recipient at 1818 Market Street, Philadelphia, Pennsylvania 19103, or at such other address as the Fund or the Distributor may designate in writing and furnish to the other.

         13. This Agreement shall not be assigned, as that term is defined in the Investment Company Act of 1940, by the Distributor and shall terminate automatically in the event of its attempted assignment by the Distributor. This Agreement shall not be assigned by the Fund without the written consent of the Distributor signed by its duly authorized officers and delivered to the Fund. Except as specifically provided in the indemnification provisions contained in Paragraph 11 hereof, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. The Distributor shall look only to the assets of the Portfolio to meet the obligations of, or claims against, the Fund under this Agreement and not to the holder of any share of the Fund.

         14.      (a) This Agreement shall remain in force for a period of two years from the date of this Agreement and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio and only if the terms and the renewal thereof have been approved by the vote of a majority of the Directors of the Fund, who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) The Distributor may terminate this Agreement on written notice to the Fund at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop Order proceedings are initiated by the SEC in respect of the Registration Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this Agreement at any time by giving the Fund written notice of its intention to terminate it at the expiration of three months from the date of delivery of such written notice of intention to the Fund.

                  (c) The Fund may terminate this Agreement at any time on at least thirty days' prior written notice to the Distributor
                      (1) if proceedings are commenced by the Distributor or any of its partners for the Distributor's liquidation or dissolution or the winding up of the Distributor's affairs; (2) if a receiver or trustee of the Distributor or any of its property is appointed and such appointment is not vacated within thirty days thereafter; (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented from selling securities in the United States or because of any action or conduct on the Distributor's part, sales of Portfolio shares are not qualified for sale. The Fund may also terminate this Agreement at any time upon prior written notice to the Distributor of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to the Distributor.

         15. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

         16. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

                                       DELAWARE DISTRIBUTORS, L.P.

                                       By: DELAWARE DISTRIBUTORS, INC.,
                                           General Partner

Attest:


/s/ David P. O'Connor                  By: /s/ Bruce D. Barton
Name: David P. O'Connor                Name: Bruce D. Barton
Title: Assistant Secretary             Title: President and Chief Executive
                                              Officer



                                       DELAWARE POOLED TRUST, INC.
                                       for THE SMALL-CAP GROWTH EQUITY PORTFOLIO
Attest:


/s/ Michael T. Pellegrino              By: /s/ Wayne A. Stork
Name:  Michael T. Pellegrino           Name: /s/ Wayne A. Stork
Title: Assistant Secretary             Title: Chairman